Calculation of Filing Fee Tables
F-1
Fenbo Holdings Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of	457(o)			$ 10,000,000.00	0.0001381	$ 1,381.00
Fees to be Paid	2	Equity	(i) One Class A Ordinary Share	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	(ii) One Warrant	Other				0.0001381	$ 0.00
Fees to be Paid	4	Equity	Class A Ordinary Shares issuable upon exercise of the Warrants	Other			$ 24,000,000.00	0.0001381	$ 3,314.40
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 34,000,000.00		$ 4,695.40
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,695.40
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0001 per share (the "Class A Ordinary Shares"), of Fenbo Holdings Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

[2]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0001 per share (the "Class A Ordinary Shares"), of Fenbo Holdings Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. (3) No separate fee is required pursuant to Rule 457(i) under the Securities Act.

[3]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0001 per share (the "Class A Ordinary Shares"), of Fenbo Holdings Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. (3) No separate fee is required pursuant to Rule 457(i) under the Securities Act.

[4]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the Class A ordinary shares, par value $0.0001 per share (the "Class A Ordinary Shares"), of Fenbo Holdings Limited (the "Registrant") registered hereby also include an indeterminate number of additional Class A Ordinary Shares as may from time to time become issuable by reason of share splits, share dividends, recapitalizations or other similar transactions. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. (4) There will be issued two Class A Ordinary Shares for every one Warrant offered. As estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act, the proposed maximum offering price of the Class A Ordinary Shares issuable upon exercise of the Warrants included in the Units that are proposed to be sold in the offering is $24,000,000, as each Unit will include a Warrant to purchase two Class A Ordinary Shares at an exercise price equal to $0.702 per Class A Ordinary Shares (which is 120% of the public offering price per Unit).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date